EXHIBIT 10.5

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Agreement”) is entered into on March 28, 2014 (the “Effective Date”) by and between SearchCore, Inc., a Nevada corporation (the “Pledgor”) and [Insert] (the “Holder”). The Pledgor and Holder shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Pledgor is obligated to Holder under that certain 20% Convertible Secured Promissory Note of even date herewith in the original principal amount of One Hundred Thousand Dollars ($100,000) (the “Note”);

WHEREAS, to ensure its performance and as security for the payment obligations of Pledgor under the Note, Pledgor has agreed to execute and deliver to Holder this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.	CREATION OF SECURITY INTEREST

Pledgor hereby grants to Holder a security interest in and lien upon the property described in Section 2 of this Agreement to secure performance and payment of Pledgor’s obligations under the Note. Concurrently with the execution and delivery of this Agreement, as may be necessary and to the extent requested by Holder, the Pledgor shall execute and deliver to Holder (i) financing statements, and (ii) such other documents requested or required to perfect and establish the priority of the liens granted to Holder hereby. The Collateral shall be held in escrow pursuant to an Escrow Agreement of even date herewith.

2.	COLLATERAL

The “Collateral” shall consist of (a) the Reserved Shares and (b) the Collateral Note Payments, as further identified below:

(a) The Reserved Shares. Pledgor shall place in escrow one million two hundred and fifty thousand (1,250,000) shares of its common stock (the “Reserved Shares”) within thirty (30) days of the Effective Date.

(b) The Collateral Note Payments. Pledgor is the holder of a certain Secured Promissory Note dated December 31, 2012, in the original principal amount of Three Million Dollars ($3,000,000) (the “Collateral Note”), a copy of which is attached hereto as Exhibit A. Pursuant to an Assignment and Assumption Agreement dated December 24, 2013, a copy of which is attached hereto as Exhibit B, Ghost Media Group, LLC, a Nevada limited liability company (“Ghost Media”) is obligated to pay Pledgor One Hundred Thousand Dollars ($100,000) on the twenty-fifth (25th) of each month beginning on February 25, 2013, and continuing until June 25, 2015 (the “Collateral Note Receipts”). Pursuant to this Agreement, Pledgor will place Fifteen Thousand Dollars ($15,000) from the Collateral Note Receipts into escrow, beginning the seventh (7th) full calendar month following the Effective Date of this Agreement and in each successive month thereafter for a total of seven (7) months, if the Note is not paid in full within six (6) months of the Effective Date (the “Collateral Note Payments”). Pursuant to the Escrow Agreement, the Collateral Note Payments shall be paid to Holder within fifteen (15) days of deposit into escrow and shall be used to satisfy any accrued and outstanding interest then due on the Note, with the balance applied to reduce the principal amount of the Note.

3.	PLEDGOR’S REPRESENTATIONS AND WARRANTIES

Pledgor hereby represents and warrants to the Holder, as of the Effective Date, as follows:

(a) Clear Title to Reserved Shares. Pledgor represents that it is the sole owner of the Reserved Shares, having good and marketable title thereto, free and clear of any and all liens, encumbrances, claims, or rights of others created by any acts or omissions of Pledgor, except as created by this Agreement.

(b) Clear Title To Collateral Note. Pledgor represents that it is the sole owner of the Collateral Note, having good and marketable title thereto, free and clear of any and all liens, encumbrances, claims, or rights of others created by any acts or omissions of Pledgor.

(c) Priority of Lien. This Agreement constitutes a valid and continuing lien on and security interest in the Collateral in favor of Holder, prior to all other liens, encumbrances, security interests and rights of others arising from any acts or omissions of Pledgor, and is enforceable as such as against creditors of and purchasers from Pledgor.

4.	EVENTS OF DEFAULT

The following events are Events of Default:

(a) Default on Note. The Pledgor is in default pursuant to Section 5 of the Note.

(b) Limitations Regarding Collateral. Pledgor sells, transfers, leases or otherwise disposes of any of the Collateral, or attempts, offers or contracts to do so, or Pledgor creates, permits or suffers to exist any lien, security interest, encumbrance, claim or right in or to the Collateral other than those agreed to in advance by Holder (the “Other Encumbrances”). Pledgor will, at Pledgor’s sole expense, defend the Collateral against and take such other action as is necessary to remove such Other Encumbrances and defend the right, title and interest of Holder in and to any of Pledgor’s rights to the Collateral, including without limitation any proceeds and products thereof, against the claims and demands of all persons.

5.	HOLDER’S RIGHTS

(a) Rights of Holder Upon Default. If there is an Event of Default the Holder may, at its option and at any time thereafter do the following: (1) declare the entire aggregate amount of the Note then outstanding and the interest and other fees and expenses accrued thereon to be immediately due and payable without notice and without presentment, demand, protest, notice of protest, or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Pledgor; (2) require Pledgor to assemble the Collateral, including any books and records pertaining to the Collateral, and make them available to Holder at a place designated by Holder; (3) notify any account of Pledgor and any other person who shares Holder’ interest in the Collateral; (4) request confirmation of the status of any account of the Pledgor upon which account Pledgor is obligated; (5) require Pledgor to obtain Holder’ prior written consent to any sale, agreement to sell, or other disposition of any Collateral; or (6) remedy any default or waive any default without waiving the default remedies and without waiving any other prior or subsequent default.

(b) Rights Under Uniform Commercial Code. Without limiting any of Holder’ rights and remedies under this Agreement, Holder may enforce the security interests and other liens given hereunder, and under the Note and documents referred to herein or contemplated hereby, pursuant to the applicable Uniform Commercial Code and any other applicable law including all legal and equitable remedies available to lenders generally.

(c) Payments of Taxes and Insurance. If Pledgor fails to pay any taxes, assessments, insurance premiums, or other amounts due to third parties as required by Pledgor on the Collateral, Holder may, in its discretion and without prior notice to Pledgor, make any such payment. Any payments made by Holder under this paragraph shall not constitute (i) an agreement by Holder to make similar payments in the future, or (ii) a waiver by Holder of any Event of Default under this Agreement. Holder need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

(d) Rights and Remedies are Cumulative. All rights and remedies provided herein are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

6.	ADDITIONAL PROVISIONS

(a) Notices. All notices required or permitted hereunder shall be in writing and shall be delivered as set forth in the Note Purchase Agreement of even date herewith.

(b) No Waiver; Cumulative Remedies. Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Holder. A waiver by Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which Holder would otherwise have had on any future occasion. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(c) Successors and Assigns. All covenants and agreements herein contained by or on behalf of the Pledgor shall bind its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. No Party may assign this Agreement or any instruments or documents executed in connection herewith or any of their respective rights hereunder without the prior written consent of the Pledgor.

(d) Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW. Any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over the State of California, County of Orange.

(e) Severability. In the event any one or more of the provisions contained in this Agreement, the Note, the Note Purchase Agreement or in any other instrument or document referred to herein or executed in connection with or as security for the Note, shall, for any reason, be held to be invalid, illegal or unenforceable, such provision(s) shall not affect any other provision of this Agreement, the Note, the Note Purchase Agreement or any other instrument or document referred to herein or executed in connection with or as security for the Note.

(f) Defined Terms. Unless otherwise defined in this Agreement, terms used in this Agreement, which are defined in the applicable Uniform Commercial Code, are used with the meanings as therein defined.

(g) Entire Agreement. This Agreement, along with the Note, Note Purchase Agreement, Escrow Agreement, and the exhibits referenced within each of the foregoing documents constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. This Agreement may not be modified or amended except by a written instrument duly executed by all of the Parties.

(h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Pledge and Security Agreement as of the date first written above.

“Pledgor”	“Holder”

SearchCore, Inc.,	[Insert]
a Nevada corporation

______________________________________	______________________________________
By: James Pakulis	By: ___________________________________
Its: President and Chief Executive Officer	Its: ___________________________________

Exhibit A

Collateral Note

Exhibit B

Assignment and Assumption Agreement